Exhibit 99.1

URBAN OUTFITTERS, INC.

Third Quarter Results

Philadelphia, PA – November 23, 2020

For Immediate Release	Contact:	Oona McCullough
Director of Investor Relations
(215) 454-4806

URBN Profits Jump 38% and Produce Record Q3 EPS

PHILADELPHIA, PA, November 23, 2020 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of the Anthropologie, BHLDN, Free People, FP Movement, Terrain, Urban Outfitters, Nuuly and Menus & Venues brands, today announced net income of $77 million and record earnings per diluted share of $0.78 for the three months ended October 31, 2020. For the nine months ended October 31, 2020, net loss was $27 million and loss per diluted share was $0.28.

Total Company net sales for the three months ended October 31, 2020, decreased 1.8% over the same period last year to $970 million. Comparable Retail segment net sales were flat as a result of negative retail store sales driven by lower store productivity due to reduced store traffic, offset by strong double-digit growth in the digital channel. By brand, comparable Retail segment net sales increased 17% at Free People and 4% at Urban Outfitters and decreased 9% at the Anthropologie Group. Wholesale segment net sales decreased 24%.

“I am pleased to announce URBN delivered record Q3 earnings per share in spite of an incredibly difficult operating environment,” said Richard A. Hayne, Chief Executive Officer. “Our 38% increase in net profits was driven by strong product assortments combined with tight control of inventory and expenses,” finished Mr. Hayne.

Net sales by brand and segment for the three and nine-month periods were as follows:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Net sales by brand
Urban Outfitters	$394,050	$374,459	$955,259	$1,046,310
Anthropologie Group	358,482	398,709	887,683	1,147,977
Free People	206,669	205,475	492,352	597,606
Menus & Venues	3,664	6,794	8,378	20,286
Nuuly	6,742	2,032	17,684	2,032
Total Company	$969,607	$987,469	$2,361,356	$2,814,211

Net sales by segment
Retail Segment	$895,608	$897,130	$2,214,311	$2,558,386
Wholesale Segment	67,257	88,307	129,361	253,793
Subscription Segment	6,742	2,032	17,684	2,032
Total Company	$969,607	$987,469	$2,361,356	$2,814,211

For the three months ended October 31, 2020, the gross profit rate increased by 79 basis points versus the prior year’s comparable period. Gross profit dollars increased 0.6% to $322.9 million from $321.1 million. The increase in gross profit rate was due in part to record low merchandise markdowns in the Retail segment. The record low Retail segment markdown rate was driven by improvement at all three brands with the Urban Outfitters and Free People brands recording significant improvement. The Wholesale segment also delivered healthy improvement in merchandise margins due to lower discounts and allowances. Additionally, gross profit improved as a result of the benefits associated with negotiated rent concessions with landlords and European government assistance programs. These were partially offset by an increase in delivery and logistics expense primarily due to the penetration of the digital channel.

For the nine months ended October 31, 2020, the gross profit rate decreased to 24.3% from 32.2% in the prior year’s comparable period. The decrease in the gross profit rate was primarily driven by an increase in delivery and logistics expense primarily due to penetration of the digital channel, followed by store occupancy expense rate deleverage. The deleverage in store occupancy expense was due to lower sales as a result of mandated store closures as well as lower store traffic due to the COVID-19 pandemic. Additionally, during the nine months ended October 31, 2020, the Company recorded a $15.9 million year-over-year increase in inventory obsolescence reserves and a $14.5 million store impairment charge.

As of October 31, 2020, total inventory decreased by $42.3 million, or 8.0%, on a year-over-year basis. The decrease in total inventory was primarily due to an 11% decrease in comparable Retail segment inventory at cost.

For the three months ended October 31, 2020, selling, general and administrative expenses decreased by $21.4 million, or 8.7%, compared to the prior year’s comparable period and expressed as a percentage of net sales, leveraged by 175 basis points. The leverage and decrease in selling, general and administrative expenses for the three months ended October 31, 2020, was primarily related to disciplined store payroll management and overall expense control measures. Digital marketing expenses grew during the quarter to support strong digital channel sales and customer growth.

For the nine months ended October 31, 2020, selling, general and administrative expenses decreased by $109.1 million, or 15.3%, compared to the prior year’s comparable period and expressed as a percentage of net sales, deleveraged by 24 basis points. The deleverage was primarily driven by an increase in digital marketing and other expenses in order to support strong digital channel sales and customer growth partially offset by disciplined store payroll management and other expense control measures. The decrease in selling, general and administrative expenses for the nine months ended October 31, 2020, was primarily due to disciplined store payroll management, overall expense control measures and the benefit of COVID-19 related government relief packages.

The Company’s effective tax rate for the three months ended October 31, 2020, was 21.4% compared to 26.6% in the prior year period. The Company’s effective tax rate for the nine months ended October 31, 2020, was a benefit of 14.8% compared to an expense of 25.8% in the prior year period. The change in the effective tax rate for the three and nine months ended October 31, 2020, was primarily driven by the year-to-date operating loss compared to operating income in the prior year period.

Net income for the three months ended October 31, 2020, was $77 million and earnings per diluted share was $0.78. Net loss for the nine months ended October 31, 2020, was $27 million and loss per diluted share was $0.28.

During the three months ended October 31, 2020, the Company repaid the remaining $120.0 million outstanding on its Amended Credit Facility. The Company had borrowed $220.0 million during the three months ended April 30, 2020, in order to preserve financial flexibility and maintain liquidity and flexibility in response to the coronavirus pandemic and had already repaid $100.0 million during the three months ended July 31, 2020.

On August 22, 2017, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. The Company did not repurchase any shares during the third quarter, while during the nine months ended October 31, 2020, the Company repurchased and subsequently retired 0.5 million common shares for approximately $7 million under this program. These shares were repurchased prior to the known spread of the coronavirus pandemic in the United States that forced the Company to close its stores for an extended period of time. During the year ended January 31, 2020, the Company repurchased and subsequently retired 8.1 million common shares for approximately $217 million under this program. On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a new share repurchase program. As of October 31, 2020, 25.9 million common shares were remaining under the programs.

During the nine months ended October 31, 2020, the Company opened a total of twelve new retail locations including: six Urban Outfitters stores, three Anthropologie Group stores and three Free People stores (including one FP Movement store); and closed five retail locations including: four Urban Outfitters stores and one Free People store. During the nine months ended October 31, 2020, four Urban Outfitters franchisee-owned stores and one Free People franchisee-owned store were closed.

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 250 Urban Outfitters stores in the United States, Canada and Europe and websites; 234 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 146 Free People stores in the United States, Canada and Europe, catalogs and websites, 11 Menus & Venues restaurants, 1 Urban Outfitters franchisee-owned store and 1 Anthropologie Group franchisee-owned store, as of October 31, 2020. Free People and Urban Outfitters wholesale sell their products through approximately 2,300 department and specialty stores worldwide, digital businesses and the Company’s Retail segment.

A conference call will be held today to discuss third quarter results and will be webcast at 5:00 pm. ET at: https://edge.media-server.com/mmc/p/usdcoxym

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the impacts of public health crises such as the coronavirus (COVID-19) pandemic, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions or public health crises, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, the departure of one or more key senior executives, import risks, changes to U.S. and foreign trade policies, including the enactment of tariffs, border adjustment taxes or increases in duties or quotas, the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, risks associated with digital sales, our ability to maintain and expand our digital sales channels, response to new store concepts, our ability to integrate acquisitions, any material disruptions or security breaches with respect to our technology systems, failure of our manufacturers and third-party vendors to comply with our social compliance program, changes in our effective income tax rate (including the uncertainties associated with the U.S. Tax Cuts and Jobs Act), changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019

Net sales	$969,607	$987,469	$2,361,356	$2,814,211
Cost of sales (excluding store impairment)	646,666	666,367	1,774,006	1,908,178
Store impairment	—	—	14,528	—
Gross profit	322,941	321,102	572,822	906,033
Selling, general and administrative expenses	224,433	245,833	603,630	712,683
Income (loss) from operations	98,508	75,269	(30,808)	193,350
Other (loss) income, net	(890)	576	(1,261)	6,754
Income (loss) before income taxes	97,618	75,845	(32,069)	200,104
Income tax expense (benefit)	20,914	20,193	(4,731)	51,547
Net income (loss)	$76,704	$55,652	$(27,338)	$148,557

Net income (loss) per common share:
Basic	$0.78	$0.57	$(0.28)	$1.48
Diluted	$0.78	$0.56	$(0.28)	$1.47

Weighted-average common shares outstanding:
Basic	97,784,661	97,972,864	97,823,948	100,458,726
Diluted	98,583,032	98,628,169	97,823,948	101,147,025

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment)	66.7%	67.5%	75.1%	67.8%
Store impairment	—	—	0.6%	—
Gross profit	33.3%	32.5%	24.3%	32.2%
Selling, general and administrative expenses	23.1%	24.9%	25.6%	25.3%
Income (loss) from operations	10.2%	7.6%	-1.3%	6.9%
Other (loss) income, net	-0.1%	0.1%	-0.1%	0.2%
Income (loss) before income taxes	10.1%	7.7%	-1.4%	7.1%
Income tax expense (benefit)	2.2%	2.1%	-0.2%	1.8%
Net income (loss)	7.9%	5.6%	-1.2%	5.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	October 31,	January 31,	October 31,
	2020	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$624,945	$221,839	$167,070
Marketable securities	2	211,453	170,697
Accounts receivable, net of allowance for doubtful accounts of $3,098, $880 and $1,084, respectively	87,187	88,288	99,971
Inventory	489,234	409,534	531,565
Prepaid expenses and other current assets	170,193	122,282	143,710
Total current assets	1,371,561	1,053,396	1,113,013

Property and equipment, net	930,564	890,032	890,538
Operating lease right-of-use assets	1,101,495	1,170,531	1,119,280
Marketable securities	9,350	97,096	83,121
Deferred income taxes and other assets	117,705	104,578	114,641
Total Assets	$3,530,675	$3,315,633	$3,320,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$349,793	$167,871	$232,901
Current portion of operating lease liabilities	255,122	221,593	213,911
Accrued expenses, accrued compensation and other current liabilities	341,983	249,306	264,240
Total current liabilities	946,898	638,770	711,052
Non-current portion of operating lease liabilities	1,069,434	1,137,495	1,119,340
Long-term debt	—	—	—
Deferred rent and other liabilities	83,024	84,013	60,348
Total Liabilities	2,099,356	1,860,278	1,890,740

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 97,786,381, 97,976,815 and 97,975,343 issued and outstanding, respectively	10	10	10
Additional paid-in-capital	15,669	9,477	5,201
Retained earnings	1,446,534	1,473,872	1,454,333
Accumulated other comprehensive loss	(30,894)	(28,004)	(29,691)
Total Shareholders’ Equity	1,431,319	1,455,355	1,429,853
Total Liabilities and Shareholders’ Equity	$3,530,675	$3,315,633	$3,320,593

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Nine Months Ended
	October 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(27,338)	$148,557
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	78,308	83,617
Non-cash lease expense	147,198	142,210
(Benefit) provision for deferred income taxes	(15,293)	211
Share-based compensation expense	17,030	16,807
Store impairment	14,528	—
Loss on disposition of property and equipment, net	706	819
Changes in assets and liabilities:
Receivables	1,137	(19,550)
Inventory	(79,462)	(161,255)
Prepaid expenses and other assets	(35,403)	(37,228)
Payables, accrued expenses and other liabilities	235,618	100,534
Operating lease liabilities	(122,360)	(153,320)
Net cash provided by operating activities	214,669	121,402
Cash flows from investing activities:
Cash paid for property and equipment	(89,153)	(171,121)
Cash paid for marketable securities	(93,945)	(299,322)
Sales and maturities of marketable securities	384,999	382,629
Net cash provided by (used in) investing activities	201,901	(87,814)
Cash flows from financing activities:
Borrowings under long-term debt	220,000	—
Repayments of long-term debt	(220,000)	—
Proceeds from the exercise of stock options	—	974
Share repurchases related to share repurchase program	(7,036)	(217,421)
Share repurchases related to taxes for share-based awards	(3,802)	(5,574)
Net cash used in financing activities	(10,838)	(222,021)
Effect of exchange rate changes on cash and cash equivalents	(2,626)	(2,757)
Increase (decrease) in cash and cash equivalents	403,106	(191,190)
Cash and cash equivalents at beginning of period	221,839	358,260
Cash and cash equivalents at end of period	$624,945	$167,070
Supplemental cash flow information:
Cash paid during the year for:
Income taxes	$11,549	$56,910
Non-cash investing activities—Accrued capital expenditures	$54,137	$14,769